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                                                                    Exhibit 4.12

                              CERTIFICATE OF TRUST
                                       OF
                             CAPITAL ONE CAPITAL IV


     THIS Certificate of Trust of Capital One Capital IV (the "Trust"), dated as of January 23, 2002, is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801 et seq.) (the "Act").
                       -------         -- ---


     1.   Name. The name of the business trust formed by this Certificate of
          ----
Trust is Capital One Capital IV.


     2.   Delaware Trustee. The name and business address of the trustee of the
          ----------------
Trust in the State of Delaware are The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, Delaware 19711.


     3.   Effective Date. This Certificate of Trust shall be effective upon
          --------------
filing with the Secretary of State of the State of Delaware.




                            [Signature pages follow]

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     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of
Trust in accordance with Section 3811(a)(1) of the Act.


                               THE BANK OF NEW YORK,
                               not in its individual capacity, but solely as Property Trustee


                               By: /s/ Geovanni Barris
                                   ----------------------------
                                   Name:  Geovanni Barris
                                   Title: Vice President


                               THE BANK OF NEW YORK (DELAWARE),
                               not in its individual capacity, but solely as Delaware Trustee


                               By: /s/ William T. Lewis
                                   ----------------------------
                                   Name:  William T. Lewis
                                   Title: SVP

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